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                                                                     Exhibit 3.3

                              ARTICLES OF AMENDMENT
                                    OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PINNACLE GLOBAL GROUP, INC.

    Pursuant to Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

    The name of the Corporation is Pinnacle Global Group, Inc.

                                  ARTICLE TWO

    The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on May 22, 2001:

        ARTICLE ONE of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                  ARTICLE ONE

                                     Name
                                     ----

    The name of the Corporation is SANDERS MORRIS HARRIS GROUP INC.


                                 ARTICLE THREE

    The number of shares of the Corporation outstanding at the time of adoption of the amendment was 15,761,546 shares of Common Stock, $.01 par value, and the number of shares entitled to vote on the amendment was 15,248,426 shares of Common Stock, $.01 par value.

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                                  ARTICLE FOUR

    14,045,102 shares of Common Stock, $.01 par value, were voted for the amendment and 79,588 shares of Common Stock, $.01 par value, were voted against the amendment.

                                  ARTICLE FIVE

    The amendment does not effect a change in the stated capital of the Corporation.

    DATED: May 22, 2001

                                       PINNACLE GLOBAL GROUP, INC.


                                       By: /s/ Robert E. Garrison II
                                          --------------------------------------
                                           Robert E. Garrison II,
                                           President and Chief Executive Officer










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